News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Fiscal 2014 Third Quarter Results
Net Sales Increase 11.5 Percent to a Record $604 Million

ATLANTA, July 1, 2014 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2014 third quarter net sales of $603.9 million, an increase of $62.4 million, or 11.5 percent, compared with the year-ago period. Net income for the third quarter of fiscal 2014 was $43.8 million, an increase of $12.1 million, or 38 percent, compared with the prior-year period. Fiscal 2014 third quarter diluted EPS of $1.01 increased 38 percent compared with $0.73 for the year-ago period.
Fiscal 2014 third quarter adjusted net income of $43.3 million increased $1.4 million, or 3 percent, compared with prior year’s $41.9 million. Adjusted diluted EPS for the third quarter of fiscal 2014 of $1.00 increased 3 percent compared with prior-year’s adjusted diluted EPS of $0.97. Fiscal 2014 third quarter adjusted results exclude the benefit of a pre-tax $0.8 million, or $0.01 diluted EPS, recovery associated with the prior-year fraud perpetrated at a freight payment and audit service firm formerly retained by the Company. Prior year’s third quarter results include a $7.2 million pre-tax special charge related to streamlining activities, or $0.11 diluted EPS; $0.8 million of temporary manufacturing inefficiencies, or $0.01 diluted EPS; and a pre-tax loss of $8.1 million, or $0.12 diluted EPS, resulting from the aforementioned fraud. A reconciliation of adjusted financial measures to the most directly comparable GAAP measure is provided in the tables at the end of this release.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We were pleased with our fiscal 2014 third quarter results as we continued to execute our strategies to extend our leadership position in North America. The year-over-year increase in net sales reflects continued favorable trends in our order rates as well as the continued adoption of LED lighting solutions, which nearly doubled over the prior year. Sales of LED-based lighting solutions now represent over a third of our net sales.”
Mr. Nagel continued, “We believe our third quarter results reflect our ability to provide customers truly differentiated value from our industry-leading portfolio of innovative lighting solutions along with superior service. This past June, our new Peerless® Open LED luminaire was recognized as the sole recipient of the annual Most Innovative Product of the Year award from the LIGHTFAIR® International 2014 awards competition. During the conference and trade show, we also introduced the Aera™ lighting system, which delivers functional white light to a space while allowing users to create, personalize, and enhance their

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environment through dynamic color changing "windows," and we demonstrated visible light communication technology using Lumicast™ technology from Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, that will allow retailers to engage with customers on mobile devices based on their location in the store. In addition, we recently introduced four new product families of organic LED (“OLED”) based luminaires making Acuity Brands one of the largest providers of OLED fixtures in the world, and we announced the launch of XPoint™ Wireless and xCella™ Wireless control systems. These are just a few examples of our growing portfolio of innovative lighting solutions.”
Third Quarter Results
The 11.5 percent year-over-year growth in fiscal 2014 third quarter net sales was due primarily to a 13 percent increase in sales volume, which was partially offset by an approximate 1 percent negative impact from changes in the price and mix of products sold (“price/mix”) and half of a percentage point from unfavorable changes in foreign currency rates. The increase in sales volume was broad-based across most product categories and key sales channels in North America.
Fiscal 2014 third quarter gross profit margin was 40.3 percent compared with prior year’s adjusted gross profit margin of 41.0 percent, which excludes the impact of temporary manufacturing inefficiencies directly attributable to the closing of a production facility in fiscal 2013. In addition to unfavorable price/mix, fiscal 2014 third quarter gross profit margin was negatively impacted by approximately 70 basis points from a combination of $2.1 million of higher warranty-related costs associated with a specific non-LED product and $2.1 million of unfavorable changes in foreign currency rates. Fiscal 2014 third quarter gross profit was also negatively impacted by approximately 20 basis points due to certain inefficiencies associated with the ramp up of the Company’s electronic component production capabilities, including LED programmable drivers and light engine boards. The Company plans to continue to accelerate its investment and production capabilities in electronic components for LED lighting solutions that deliver superior functionality and quality in order to capitalize on this growing market. Management expects that the inefficiencies resulting from this ramp up to continue to negatively impact gross profit margins over the next few quarters until volumes are at a sufficient level to absorb certain costs and initial production inefficiencies are mitigated.
Operating profit for the third quarter of fiscal 2014 was $72.6 million, an increase of $22.6 million, or 45 percent, over the year-ago period. Fiscal 2014 third quarter adjusted operating profit (excluding the impact of the fraud recovery) increased $5.7 million, or 9 percent, to $71.8 million compared with prior-year’s adjusted operating profit (excluding the impact of special charges, related temporary manufacturing inefficiencies, and fraud loss) of $66.1 million. Adjusted operating profit margin for the third quarter of fiscal 2014 declined 30 basis points to 11.9 percent compared with 12.2 percent for the prior-year period. The decline in the adjusted operating profit margin was due primarily to higher warranty-related costs associated

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with a specific non-LED product, unfavorable changes in foreign currency rates, inefficiencies associated with the ramp up of production of certain electronic components, and higher employee-related costs.
Year-to-Date Results
Net sales for the first nine months of fiscal 2014 were $1,724.8 million compared with $1,509.3 million for the prior-year period, an increase of over 14 percent. Reported results for the first nine months of fiscal 2014 include operating profit of $208.4 million, net income of $121.0 million, and diluted EPS of $2.79. Adjusted results, which exclude the benefit of pre-tax recoveries of $5.8 million, or $0.08 diluted EPS, associated with the prior-year reported fraud-related loss as well as a pre-tax $0.2 million favorable adjustment to special charges, include adjusted operating profit of $202.4 million, or 11.7 percent of net sales, compared with adjusted operating profit of $168.0 million, or 11.1 percent of net sales, for the prior-year period. Adjusted net income for the first nine months of fiscal 2014 was $117.3 million compared with $98.0 million for the prior-year period. Adjusted diluted EPS for the first nine months of fiscal 2014 and 2013 was $2.71 and $2.27, respectively.
Cash and cash equivalents at the end of the third quarter of fiscal 2014 totaled $467.3 million, an increase of $108.2 million since the beginning of the fiscal year. Net cash provided by operating activities totaled $128.8 million for the first nine months of fiscal 2014 compared with $67.8 million for the year-ago period. The year-over-year improvement reflects higher net income and lower working capital requirements as compared with the prior-year period.
Outlook
Mr. Nagel commented, “We remain very bullish about our prospects for future profitable growth. Third-party forecasts and leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will be in the mid-to-upper single digit range during remainder of calendar 2014 with expectations that overall demand in our end markets will continue to gradually improve over the next several years. The favorable trend in our June order rates reflect this continuing improvement. We believe opportunities continue to exist that will allow us to continue to outperform the markets we serve. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”

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Non-GAAP Financial Measures
This news release contains non-GAAP financial measures such as “adjusted gross profit margin”, “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS”. These measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. Management believes that the adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance compared with the year-ago period and prospects for the future.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss third quarter results today, July 1, 2014, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2013 net sales of over $2 billion, Acuity Brands employs approximately 6,800 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, Axion™ Controls, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”,

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“remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: prospects for future profitable growth; third-party forecasts of a mid-to-upper single digit growth rate for the North American lighting market during the remainder of 2014 with expectations that overall demand in our end markets will continue to gradually improve over the next several years; expectation that that the inefficiencies resulting from the ramp up of the Company’s electronic component production capabilities will continue to negatively impact gross profit margins over the next few quarters; expectation that opportunities exist that will allow the Company to continue to outperform the markets it serves; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings, including the risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	May 31, 2014	August 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$467.3	$359.1
Accounts receivable, less reserve for doubtful accounts of $2.1 and $1.5 as of May 31, 2014 and August 31, 2013, respectively	352.5	318.3
Inventories	213.8	203.0
Deferred income taxes	15.4	13.6
Prepayments and other current assets	21.0	19.5
Total Current Assets	1,070.0	913.5
Property, Plant, and Equipment, at cost:
Land	6.8	7.2
Buildings and leasehold improvements	110.4	109.6
Machinery and equipment	375.6	354.5
Total Property, Plant, and Equipment	492.8	471.3
Less — Accumulated depreciation and amortization	344.6	323.4
Property, Plant, and Equipment, net	148.2	147.9
Other Assets:
Goodwill	570.1	568.2
Intangible assets, net	235.3	245.1
Deferred income taxes	1.5	1.7
Other long-term assets	24.7	27.4
Total Other Assets	831.6	842.4
Total Assets	$2,049.8	$1,903.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$256.6	$249.5
Accrued compensation	34.6	28.0
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	116.3	107.5
Total Current Liabilities	408.7	386.2
Long-Term Debt	353.6	353.6
Accrued Pension Liabilities, less current portion	48.8	54.7
Deferred Income Taxes	56.4	53.9
Self-Insurance Reserves, less current portion	7.4	7.0
Other Long-Term Liabilities	50.1	54.9
Total Liabilities	925.0	910.3
Commitments and Contingencies (see Commitments and Contingencies footnote)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 52,565,317 issued and 42,846,062 outstanding at May 31, 2014; 52,205,933 issued and 42,486,678 outstanding at August 31, 2013	0.5	0.5
Paid-in capital	758.0	735.5
Retained earnings	844.4	740.3
Accumulated other comprehensive loss	(57.9)	(62.6)
Treasury stock, at cost, 9,719,255 shares at May 31, 2014 and August 31, 2013	(420.2)	(420.2)
Total Stockholders’ Equity	1,124.8	993.5
Total Liabilities and Stockholders’ Equity	$2,049.8	$1,903.8

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2014	May 31, 2013	May 31, 2014	May 31, 2013
Net Sales	$603.9	$541.5	$1,724.8	$1,509.3
Cost of Products Sold	360.5	320.4	1,029.1	909.0
Gross Profit	243.4	221.1	695.7	600.3
Selling, Distribution, and Administrative Expenses	170.8	163.9	487.5	448.8
Special Charge	—	7.2	(0.2)	8.2
Operating Profit	72.6	50.0	208.4	143.3
Other Expense (Income):
Interest Expense, net	8.1	7.8	24.1	23.3
Miscellaneous (Income)/Expense, net	(0.1)	(3.0)	0.6	(2.8)
Total Other Expense	8.0	4.8	24.7	20.5
Income before Provision for Income Taxes	64.6	45.2	183.7	122.8
Provision for Income Taxes	20.8	13.5	62.7	40.3
Net Income	$43.8	$31.7	$121.0	$82.5

Earnings Per Share:
Basic Earnings per Share	$1.01	$0.74	$2.81	$1.93
Basic Weighted Average Number of Shares Outstanding	42.8	42.2	42.7	42.0
Diluted Earnings per Share	$1.01	$0.73	$2.79	$1.91
Diluted Weighted Average Number of Shares Outstanding	43.1	42.6	43.0	42.4
Dividends Declared per Share	$0.13	$0.13	$0.39	$0.39

Comprehensive Income:
Net Income	$43.8	$31.7	$121.0	$82.5
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	1.8	(0.6)	2.8	0.1
Defined benefit pension plans, net of tax	0.7	1.2	1.9	0.2
Other Comprehensive Income/(Expense), net of tax	2.5	0.6	4.7	0.3
Comprehensive Income	$46.3	$32.3	$125.7	$82.8

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2014	May 31, 2013
Cash Provided by/(Used for) Operating Activities:
Net income	$121.0	$82.5
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	32.2	30.2
Share-based compensation expense	13.2	12.8
Excess tax benefits from share-based payments	(10.5)	(6.6)
(Gain) Loss on the sale or disposal of property, plant, and equipment	0.1	(2.4)
Asset impairments	—	0.3
Deferred income taxes	0.7	2.0
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(34.0)	(35.6)
Inventories	(10.4)	(4.7)
Prepayments and other current assets	(0.1)	(0.1)
Accounts payable	6.6	5.3
Other current liabilities	25.6	(7.4)
Other	(15.6)	(8.5)
Net Cash Provided by Operating Activities	128.8	67.8
Cash Provided by/(Used for) Investing Activities:
Purchases of property, plant, and equipment	(24.8)	(31.4)
Proceeds from sale of property, plant, and equipment	0.9	7.4
Acquisitions of business and intangible assets, net of cash acquired	—	(25.5)
Net Cash Used for Investing Activities	(23.9)	(49.5)
Cash Provided by/(Used for) Financing Activities:
Proceeds from stock option exercises and other	8.3	10.0
Excess tax benefits from share-based payments	10.5	6.6
Dividends paid	(16.9)	(16.8)
Net Cash Provided by/(Used For) Financing Activities	1.9	(0.2)
Effect of Exchange Rate Changes on Cash	1.4	(0.7)
Net Change in Cash and Cash Equivalents	108.2	17.4
Cash and Cash Equivalents at Beginning of Period	359.1	284.5
Cash and Cash Equivalents at End of Period	$467.3	$301.9

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except per-share data)	Three Months Ended May 31,
	2014		2013
		% of Net Sales		% of Net Sales
Net Sales	$603.9		$541.5

Gross Profit (GAAP)	$243.4	40.3%	$221.1	40.8%
Add-back: Manufacturing inefficiencies	—		0.8
Adjusted Gross Profit (Non-GAAP)	$243.4	40.3%	$221.9	41.0%

Selling, Distribution, and Administrative Expenses	$170.8	28.3%	$163.9	30.3%
Less: Freight service provider fraud-related expense	—		(8.1)
Add-back: Freight service provider fraud-related recovery	0.8		—
Adjusted Selling, Distribution and Administrative Expenses	$171.6	28.4%	$155.8	28.8%

Operating Profit (GAAP)	$72.6	12.0%	$50.0	9.2%
Add-back: Manufacturing inefficiencies	—		0.8
Add-back: Freight service provider fraud-related expense	—		8.1
Less: Freight service provider fraud-related recovery	(0.8)		—
Add-back: Special charge	—		7.2
Adjusted Operating Profit (Non-GAAP)	$71.8	11.9%	$66.1	12.2%

Net Income (GAAP)	$43.8		$31.7
Add-back: Manufacturing inefficiencies, net of tax	—		0.5
Add-back: Freight service provider fraud-related expense, net of tax	—		5.0
Less: Freight service provider fraud-related recovery, net of tax	(0.5)		—
Add-back: Special charge, net of tax	—		4.7
Adjusted Net Income (Non-GAAP)	$43.3		$41.9

Diluted Earnings per Share (GAAP)	$1.01		$0.73
Add-back: Manufacturing inefficiencies, net of tax	—		0.01
Add-back: Freight service provider fraud-related expense, net of tax	—		0.12
Less: Fraud-related recoveries, net of tax	(0.01)		—
Add-back: Special charge, net of tax	—		0.11
Adjusted Diluted Earnings per Share (Non-GAAP)	$1.00		$0.97

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(In millions, except per-share data)	Nine Months Ended May 31,
	2014		2013
		% of Net Sales		% of Net Sales
Net Sales	$1,724.8		$1,509.3

Gross Profit (GAAP)	$695.7	40.3%	$600.3	39.8%
Add-back: Manufacturing inefficiencies	—		8.4
Adjusted Gross Profit (Non-GAAP)	$695.7	40.3%	$608.7	40.3%

Selling, Distribution, and Administrative Expenses	$487.5	28.3%	$448.8	29.7%
Less: Freight service provider fraud-related expense	—		(8.1)
Add-back: Freight service provider fraud-related recovery	5.8		—
Adjusted Selling, Distribution and Administrative Expenses	$493.3	28.6%	$440.7	29.2%

Operating Profit (GAAP)	$208.4	12.1%	$143.3	9.5%
Add-back: Manufacturing inefficiencies	—		8.4
Add-back: Freight service provider fraud-related expense	—		8.1
Less: Freight service provider fraud-related recovery	(5.8)		—
Add-back: Special charge	(0.2)		8.2
Adjusted Operating Profit (Non-GAAP)	$202.4	11.7%	$168.0	11.1%

Net Income (GAAP)	$121.0		$82.5
Add-back: Manufacturing inefficiencies, net of tax	—		5.2
Add-back: Freight service provider fraud-related expense, net of tax	—		5.0
Less: Freight service provider fraud-related recovery, net of tax	(3.6)		—
Add-back: Special charge, net of tax	(0.1)		5.3
Adjusted Net Income (Non-GAAP)	$117.3		$98.0

Diluted Earnings per Share (GAAP)	$2.79		$1.91
Add-back: Manufacturing inefficiencies, net of tax	—		0.12
Add-back: Freight service provider fraud-related expense, net of tax	—		0.12
Less: Freight service provider fraud-related recovery, net of tax	(0.08)		—
Add-back: Special charge, net of tax	—		0.12
Adjusted Diluted Earnings per Share (Non-GAAP)	$2.71		$2.27